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                                   EXHIBIT 5.1

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP




                                 April 24, 2000






Synbiotics Corporation
11011 Via Frontera
San Diego, California 92127

      Re: Synbiotics Corporation Registration Statement on Form S-3 for 134,503 Shares of Common Stock

Ladies and Gentlemen:

      We have acted as counsel to Synbiotics Corporation, a California corporation (the "Company"), in connection with the registration for resale of 134,503 shares of Common Stock (the "Shares") on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended.

      This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

      We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares.

      Based on such review, we are of the opinion that the Shares have been duly authorized, legally issued, fully paid and nonassessable.

      We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

      This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                               Very truly yours,

                              /s/ Brobeck, Phleger & Harrison LLP
                              BROBECK, PHLEGER & HARRISON LLP